Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form F-3D (No. 333-150406) and F-3 (No. 333-143635) of Diana Shipping Inc. and in the related Prospectuses of our reports dated February 27, 2009, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Diana Shipping Inc. included in this Annual Report (Form 20-F) for the year ended December 31, 2008.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

February 27, 2009
Athens, Greece.

SK 23159 0002 970111